UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 11, 2016
(Date of earliest event reported)

Commission file number 1-34192

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2896096 (I.R.S. Employer I. D. No.)

160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2016, Maxim Integrated Products, Inc. (the “Company”) announced the retirement of Kip Hagopian as the Chairman of the board of directors (the “Board”) of the Company. Mr. Hagopian will continue to serve on the Board, in a non-Chair director capacity, until the end of the Company’s 2016 fiscal year, June 25, 2016, and will not stand for re-election at the Company’s 2016 Annual Meeting of Stockholders. Mr. Hagopian’s decision to not stand for re-election to the Board is not due to any disagreement on any matter relating to the Company’s operations, policies, or practices.

The Board, acting on the recommendation of the Company’s Nominating and Governance Committee, appointed William (Bill) P. Sullivan, currently a member of the Board of the Company, as Chairman of the Board effective as of May 11, 2016.

On May 11, 2016, the Company issued a press release announcing the retirement of Mr. Hagopian as Chairman of the Board and the appointment of Mr. Sullivan as the new Chairman of the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release issued by the Company on May 11, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 11, 2016

Maxim Integrated Products, Inc.

By:/s/ Bruce E. Kiddoo

Bruce E. Kiddoo Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by the Company on May 11, 2016.